EXHIBIT 99.3

                         ESCROW AGREEMENT


     Escrow agreement made as of this _____ day of __________, 2000 by and among Exhaust Technologies, Inc., a Washington corporation with its principal offices at 230 North Division Street, Spokane, WA 99202 (the "Company"), Castle Securities Corp., a Nevada corporation, with its principal offices at 45 Church Street, Freeport, NY 11520 (the "Underwriter") and HSBC Bank USA, a banking corporation and trust company organized and existing under the laws of the State of New York having offices at 140 Broadway, New York, NY 10005-1180, (the "Escrow Agent");

     WHEREAS, the Escrow Agent has been advised that the Company is organized under the laws of the State of Washington; and

     WHEREAS, the Escrow Agent has been advised that the Company is authorized to issue 100,000,000 shares of common stock; and

     WHEREAS, the Escrow Agent has been advised that the Company has filed with the Securities and Exchange Commission (the "SEC"), a registration statement on Form SB-2, pursuant to the Securities Act of 1933 as amended (the "Act"), covering a proposed public offering (the "Offering") of up to 1,000,000 Units; and

     WHEREAS, the Escrow Agent has been advised that the Underwriter proposes to offer the Units as agent for the Company on a "best efforts" basis with respect to the 1,000,000 Units with a minimum of 1 Unit up to a maximum of 1,000,000 Units; and

     WHEREAS, in compliance with Rule 15c2-4 of the Securities
Exchange Act of 1934 as amended, the Company and the Underwriter propose to establish an escrow fund with the Escrow Agent; and

     WHEREAS, the Escrow Agent is willing to establish an escrow account on the terms and subject to the conditions hereinafter set forth.

     NOW, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

     1. Establishment of Escrow Account. Prior to the date that the Registration Statement is declared effective by the SEC, or as soon as possible thereafter the parties hereto shall establish, and by execution of this Agreement agree to establish, a non-interest bearing escrow account with a designated branch of the Escrow Agent, which escrow account shall be entitled, "HSBC Bank USA, Escrow Agent for Subscribers to Units of Exhaust Technologies, Inc." (the "Escrow Account").


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     2.   Deposits into the Escrow Account.  The Underwriter shall
promptly deposit all monies received from the prospective purchasers of the Units (the "Fund") in the Escrow Account. Simultaneously with each such deposit, the Underwriter shall inform the Escrow Agent, by confirmation slip or other writing, of the name and address of each prospective purchaser and of the number of
Units subscribed for by such purchaser.   In this regard, the
Escrow Agent shall have the right to rely fully on the confirmation slips or other writing so furnished it by the Underwriter.
Promptly after the SEC shall declare the Registration Effective, the Company shall advise the Escrow Agent in writing of the Effective Date.

     3. Disbursement from the Escrow Account. The Fund shall be disbursed as follows:

     (a) Upon termination of the offering within 90 days of the Effective Date (which period may be extended for an additional 90 days as determined by mutual agreement of the Company and the Underwriter, upon the furnishing of written notice thereof to the Escrow Agent signed by the Company and the Underwriter (the "Termination Date"). However, it is agreed that closing may take place not later than fourteen (14) days after the Termination Date to permit collection of funds that ar deposited but not collected as of the Termination Date. This period shall be known hereafter as the "Collection Period". No deposits shall be received by the Escrow Agent after the Termination Date. Notwithstanding the foregoing the Company and the Underwriter shall have the right to terminate the offering, prior to the Termination Date, upon the furnishing of written notice thereof to the Escrow Agent signed by the Company and the Underwriter and no deposits shall be received by the Escrow Agent after receipt of such notice. The Escrow Agent shall hold such monies in escrow until such funds have cleared and until the Escrow Agent shall be given instructions in writing by the Company and the Underwriter as to the disposition of the Fund and such other documents as may be necessary in the opinion of the Escrow Agent.

     (b) In the event that any subscription is rejected, in whole or in part, by the Company and/or the Underwriter, the Escrow Agent, upon the furnishing of written notice thereof by the Company and the Underwriter, the Escrow Agent shall refund to such purchaser the amount actually received from such purchaser representing the rejected subscription, without interest thereon or deduction therefrom.

     (c) Upon the disbursement of the Fund pursuant to this paragraph 3, the Escrow Agent will be under no further responsibility with respect to this Agreement. In this regard it is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Fund.

4. Rights, Duties and Responsibilities of the Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature. It is further agreed that:

     a. The Escrow Agent shall not be required to enforce any of the terms and conditions of the underwriting agreement or any other agreement between the Underwriter and the Company, nor shall the Escrow Agent be responsible for the performance by the Underwriter or the Company of their respective obligations under this Agreement;

     b. The Escrow Agent shall not be required to accept from the Underwriter any confirmation slips or other writings issued to prospective purchasers hereunder unless the same are accompanied by cash, checks, drafts or other instruments for the payment of money, nor shall the Escrow Agent be required to keep records of any information on checks, drafts, or other instruments received or collected by the Escrow Agent from the Underwriter except as to the amount of same; however, the Escrow Agent shall notify the Underwriter within a reasonable time, by fax, wire or otherwise, of any discrepancy between the amount set forth on any such confirmation slip or other writing, and the sum or sums delivered to the Escrow Agent by the Underwriter therewith;

     c. The Escrow Agent shall be under no duty or responsibility to enforce collection of any check, draft or other instrument for the payment of money delivered to it hereunder, but the Escrow Agent, within a reasonable time, shall return to the Underwriter any check, draft or other instrument received from the Underwriter which is dishonored, together with the confirmation slip or other writing, if any, which accompanies such check, draft or other instrument;

     d. The Escrow Agent shall have the right to act in reliance upon any document, instrument or signature believed by it to be genuine and to assume that any person purporting to give any notice or instructions in accordance with this Agreement or in connection with any transaction to which this Agreement relates has been duly authorized to do so. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions;

     e. In the event the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Fund, which, in its sole opinion, are in conflict with either other instructions received by it or any provision of this Agreement, it shall be entitled to hold the Fund, or a portion thereof, in the Escrow Account pending the resolution of such uncertainty to the Escrow Agent's sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise; or the Escrow Agent, at its option, may deposit the Fund with the clerk of a court of competent jurisdiction in a proceeding to which all parties in interest are joined.

     f. The Escrow Agent shall not be liable for any action taken or omitted hereunder except in the case of its gross negligence or willful misconduct, nor shall it be liable for the default or misconduct of any employee, agent or attorney appointed by it. The Escrow Agent shall be entitled to consult with counsel of its choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel; and

     g. The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security exists in the Fund or any part hereof or to file any financing statement under the Uniform Commercial Code with respect to the Fund or any part thereof.

     h. The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Escrow Agreement and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set out in this Escrow Agreement. The Escrow Agent shall not be required to inquire as to the performance or observation of any obligation, term or condition under any agreement or arrangement by the Company or the Underwriter. The Escrow Agent is not a party to, and is not bound by, any agreement or other document out of which this Escrow Agreement may arise. The Escrow Agent shall be under no liability to any party hereto by reason of any failure on the part of any party herto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person's obligations under any such document or any other person to perform such person's obligations under any such document. The Escrow Agent shall not be bound by any waiver, modificatin, termination or rescission of this Escrow Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties adn, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto. This Escrow Agreement shall not be deemed to create a fiduciary relationship between the parties hereto under state or federal law.

     i. The Escrow Agent shall not be responsible in any manner for the validity or sufficiency of this Escrow Agreement or of any property delivered hereunder, or for the value or collectibility of any note, check or other instrument, if any, so delivered, or for any representations made or obligations assumed by any party other than the Escrow Agent. Nothing herein contained shall be deemed to obligate the Escrow Agent to deliver any cash, instruments, documents or any other property referred to herein, unless the same shall have first been received by the Escrow Agent pursuant to this Escrow Agreement.

     5. Amendment; Resignation. This Agreement and/or the terms of the Offering may be altered or amended only with the written consent of the Company, the Underwriter and the Escrow Agent. Should the Company and/or the Underwriter attempt to change the Agreement and/or the terms of the Offering in a manner which, in the Escrow Agent's sole opinion, is undesirable, the Escrow Agent may resign as Escrow Agent upon 2 days written notice to the Company and the Underwriter; otherwise, it may resign as Escrow Agent at any time upon 3 days written notice to the Company and the Underwriter. Should the Escrow Agent resign as herein provided, it shall not be required to accept any deposit, make any disbursement or otherwise dispose of or adjust the Fund, but its only duty shall be to hold the fund for a period of not more than five (5) business days until a successor escrow agent shall be appointed and written notice thereof (including the name and address of the such successor escrow agent) shall be given to the resigning Escrow Agent by the Company, the Underwriter and such successor escrow agent. At such time, the resigning Escrow Agent's only duty shall be to pay over to the successor escrow agent the Fund, less any portion thereof previously paid out in accordance with this Agreement. If at the end of the period of five (5) business days the resigning Escrow Agent shall not have received written notice signed by the Company, the Underwriter and a successor escrow agent, then the resigning Escrow Agent shall promptly refund to each prospective investor the amount actually received from such prospective investor, without interest thereon or deduction therefrom, and the resigning Escrow Agent shall notify the Company and the Underwriter in writing of its liquidation and distribution of the Fund, whereupon the Escrow Agent shall be relieved of all further obligations under this Agreement. Without limiting paragraph 7 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by the Company and the Underwriter for any expenses incurred in connection with its resignation, transfer of the Fund to a successor escrow agent or distribution of the Fund.

     6. Warranties. The Company and the Underwriter warrant to and agree with the Escrow Agent that, unless otherwise expressly set forth in this Agreement:

     a. No party other than the parties hereto and the prospective purchasers have, or shall have, any lien, claim or security interest in the Fund or any part thereof;

     b. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Fund or any part thereof.

     7. Fees and Expenses. The Escrow Agent shall be entitled to a fee determined in accordance with, and payable as specified in
Schedule 1 annexed hereto and incorporated herein by reference.

The Escrow Agent also shall be reimbursed by the Company and the Underwriter for any reasonable expenses incurred in connection with this Agreement, including, but not limited to, reasonable counsel fees.

     8. Indemnification. The Company and the Underwriter jointly and severally shall indemnify, defend and save harmless the Escrow Agent from all loss, liability or expense, including reasonable attorneys' fees, arising out of or in connection with (1) its execution and performance of this Agreement, except to the extent that such loss, liability or expense is due to the gross negligence or willful misconduct of the Escrow Agent, or (2) its following any instructions or other directions from the Company and/or the Underwriter, except to the extent that its following any such instructions or direction is expressly forbidden by the terms hereof. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage regardless of the form of action. The parties acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Agreement.

     9.   Governing Law and Assignment.   This Agreement shall be
construed in accordance with and governed by the laws of the State of New York and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Fund shall be void as against the Escrow Agent unless:

     a.   written notice thereof shall be given to the Escrow
Agent, and;

     b. the Escrow agent shall have consented to such assignment or transfer.

     10. Notices. All notices required to be given in connection with this Agreement shall be sent by registered or certified mail, return receipt requested, or by fax, or by overnight delivery service as follows:

     To the Company at:       Exhaust Technologies, Inc.
                              230 North Division Street
                              Spokane, WA 99202
                              Att: Robert E. Sterling, Pres.
                              Fax No.

     To the Underwriter at:   Castle Securities Corp.
                              45 Church Street
                              Freeport, NY 11520
                              Att: Michael T. Studer, Pres.
                              Fax No. (516) 379-0400

     To the Escrow Agent at:  HSBC Bank USA
                              HSBC Issuer Services
                              140 Broadway, 12th floor
                              New York, NY 10005-1180
                              Fax No. (212) 658-6425

     11. Severability. If any provision of this Agreement or the application thereof to any person or circumstances shall be determined to be invalid or unenforceable, the remaining provisions of the Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

     12. Execution in Counterparts. This Agreement may be effective in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

     13. Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.

     14. Captions. All captions are for convenience only and shall not limit or define the text hereof.

     15. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supercedes all prior agreements and understandings, written or oral, of the parties in connection herewith.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

                              HSBC BANK USA, as Escrow Agent

                              by: ______________________________

                              EXHAUST TECHNOLOGIES, INC.

                              by: ______________________________

                              CASTLE SECURITIES CORP.

                              by: _____________________________
                                   MICHAEL T. STUDER, President